UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, Bradley Hansen notified the Company of his resignation as the Company’s Chief Executive Officer and as a member of the Board of Directors (the “Board”) and all other corporate positions with EnSync, Inc. (the “Company”).

On January 23, 2019, the Company entered into a retention agreement with Novo Advisors (“Novo”) pursuant to which Novo will provide various restructuring advisory and consulting services to the Company. In connection therewith, Sandeep Gupta was appointed interim Chief Executive Officer and Chief Restructuring Officer. Mr. Gupta was also appointed to the Company’s Board of Directors as a Class II director with a term expiring at the Company’s 2021 annual shareholders meeting.

Mr. Gupta, age 51, is a principal and founder of Novo Advisors and his expertise ranges from the development of short-term liquidity forecasts, break-even analyses, and performance/profit improvement studies to mergers and acquisitions and liquidation analyses for healthy and distressed businesses across a wide array of industries. Prior to founding Novo Advisors Mr. Gupta was a Managing Director in FTI Consulting’s Corporate Finance practice based in Chicago. There Mr. Gupta assisted clients in stabilizing businesses experiencing a liquidity crisis and improving financial performance both in an advisory capacity and on an interim management basis.

Before joining FTI in 2007, Mr. Gupta spent eight years with Silverman Consulting, a boutique restructuring advisory firm based in Chicago where he gained many of his aforementioned skills. Prior to Silverman, Mr. Gupta was an operational and strategy consultant for two years with Arthur D. Little. Mr. Gupta also has six years of experience as an engineer for Exelon Corporation’s Commonwealth Edison power generation business in Chicago.

Mr. Gupta holds an M.B.A. in Finance and Business Strategy from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois at Chicago. Mr. Gupta is a member of the Chicago chapter of the Association for Corporate Growth and has most recently passed all three parts of the Certified Turnaround Professional exam.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: January 25, 2019	By:	/s/ William J. Dallapiazza
	Name: Title:	William J. Dallapiazza Chief Financial Officer